Exhibit 3.2

                                   BYLAWS

                                     OF

                              IPI FUNDRAISING, INC.

                                BYLAWS INDEX
                                ------------

                                                               Page Number
ARTICLE I     Offices
              -------

    Section 1.   Principal office.......................................4
    Section 2.   Other Offices..........................................4

ARTICLE II    Seal......................................................4
              ----

ARTICLE III   Meetings of Shareholders..................................4
              ------------------------

    Section 1.   Place of Meeting.......................................4
    Section 2.   Annual Meeting.........................................4
    Section 3.   Special Meetings.......................................5
    Section 4.   Notice of Meetings.....................................5
    Section 5.   Action by Consent in Writing...........................5
    Section 6.   Quorum.................................................5
    Section 7.   Required Vote..........................................5
    Section 8.   Voting and Proxies.....................................6
    Section 9.   Voting Lists...........................................6
    Section 10.  Record Date............................................6
    Section 11.  Voting of Shares by Certain Holders....................6

ARTICLE IV    Board of Directors........................................7
              ------------------

    Section 1.   Powers.................................................7
    Section 2.   Number.................................................7
    Section 3.   Election and Term of Office............................7
    Section 4.   Vacancies..............................................7
    Section 5.   Removal................................................7
    Section 6.   Place of Meetings......................................8
    Section 7.   Regular Meetings.......................................8
    Section 8.   Special Meetings.......................................8
    Section 9.   Quorum.................................................8
    Section 10.  Compensation...........................................8
    Section 11.  Executive Committee....................................8
    Section 12.  Presence at Meetings...................................9
    Section 13.  Written Consent........................................9

ARTICLE V     Officers..................................................9
              --------

    Section 1.   Designation............................................9
    Section 2.   Election...............................................9
    Section 3.   Subordinate Officers...................................9

    Section 4.   Removal and Resignation................................9
    Section 5.   Vacancies.............................................10
    Section 6.   Chairman of the Board.................................10
    Section 7.   Chief Executive Officer...............................10
    Section 8.   President.............................................10
    Section 9.   Vice Presidents.......................................10
    Section 10.  Secretary.............................................10
    Section 11.  Chief Financial Officer/Treasurer.....................11
    Section 12.  Compensation..........................................11

ARTICLE VI    Certificates of Stock....................................11
              ---------------------

    Section 1.   Description...........................................11
    Section 2.   Lost Certificates.....................................12
    Section 3.   Preferences...........................................12
    Section 4.   Transfers of Stock....................................12
    Section 5.   Registered Shareholders...............................12

ARTICLE VII   General Provisions.......................................12
              ------------------

    Section 1.   Dividends.............................................12
    Section 2.   Checks................................................13
    Section 3.   Fiscal Year...........................................13
    Section 4.   Execution of Deeds, Contracts and Other Documents.....13

ARTICLE VIII  Amendment to Bylaws......................................13
              -------------------

ARTICLE IX    Indemnification..........................................13
              ---------------

    Section 1.   General...............................................13
    Section 2.   Expenses..............................................14
    Section 3.   Standard of Conduct...................................14
    Section 4.   Advance Expenses......................................14
    Section 5.   Benefit...............................................14
    Section 6.   Insurance.............................................14
    Section 7.   Affiliates............................................15
    Section 8.   Survival..............................................15

ARTICLE X     Severability.............................................15
              ------------

                              BYLAWS

                                OF

                        IPI FUNDRAISING, INC.


                             ARTICLE I
                              Offices
                              -------

    SECTION 1. Principal Office. The principal office of the Corporation shall be established and maintained as stated in the initial registered address of the corporation in the Certificate of Incorporation, until such time as the Board of Directors determines otherwise.

    SECTION 2. Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may determine from time to time or the business of the Corporation may require.

                            ARTICLE II
                               Seal
                               ----

    The Corporation shall have a corporate seal which shall be in circular form and have inscribed thereon the name of the Corporation and the year of its incorporation and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced upon any paper or document.

                           ARTICLE III
                    Meetings of Shareholders
                    ------------------------

    SECTION 1. Place of Meeting. All meetings of the shareholders shall be held at such place within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of such meeting or in a duly executed waiver of notice thereof.

    SECTION 2. Annual Meetings. The annual meeting of the shareholders of the Corporation shall be held on a date and at a time designated by the Board of Directors. If the day fixed for the annual meeting shall be a legal holiday in the State of Delaware or the state or jurisdiction where the meeting is to be held, such meeting shall be held on the next succeeding business day. The purpose of the annual meeting of shareholders shall be to elect directors and to transact such other business as may come before the meeting. If the election of directors shall not be held on the day designated for the annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause such election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

    SECTION 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the Board of Directors or the holders of not less than one-tenth (1/10) of all the shares entitled to vote at the meeting, or the President.
Business transacted at a special meeting shall be confined to the purposes stated in the notice of the meeting.

    SECTION 4. Notice of Meetings. Whenever shareholders are required or authorized to take any action at a meeting, a notice of such meeting, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered, not less than ten (10) nor more than sixty (60) days before the date set for such meeting, either personally or by first-class mail, by or at the direction of the Chief Executive Officer, President or Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder, at his address as it appears on the stock transfer books of the Corporation, with first-class postage prepaid thereon. Written waiver by a shareholder of notice of a shareholders' meeting, signed by him whether before or after the time stated thereon, shall be equivalent to the giving of such notice.

    SECTION 5. Action by Consent in Writing. Any action required or permitted to be taken at any annual or special meeting of the shareholders of this Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

    SECTION 6.     Quorum.    The majority of the shares entitled to
vote there at, present or represented by proxy at any meeting, shall constitute a quorum of the shareholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote there at, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourn ed meeting shall be given to each shareholder of record entitled to vote at the meeting, subject to the provisions of
Section 4 hereof. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.


    SECTION 7. Required Vote. If a quorum is present at any meeting, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the question is one for which, by express provision of the law or of the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

    SECTION 8. Voting and Proxies. Except as otherwise provided in the Certificate of Incorporation or by the terms of any outstanding series of Preferred Stock of the Corporation, each shareholder shall be entitled at each meeting and upon each proposal presented at such meeting to one vote in person or by proxy for each share of voting stock recorded in his name on the books of the Corporation on the record date fixed as below provided, or if no such record date was fixed, on the day of the meeting. Every proxy must be signed by the shareholder or his attorney in fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law. If a proxy expressly provides, any proxy-holder may appoint in writing a substitute to act in his place.

    SECTION 9. Voting Lists. The Secretary shall have charge of the stock ledger and shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified , at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder or proxy who is present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

    SECTION 10. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance, but shall not be required to, a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

    SECTION 11. Voting of Shares by Certain Holders. Shares outstanding in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, without a transfer of such shares into his name.
    Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.
    A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.
    Treasury shares of this corporation's stock owned by another corporation, the majority of the voting stock of which is owned or controlled by this corporation, and shares of this corporation's stock held by a corporation in a fiduciary capacity, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

                                ARTICLE IV
                             Board of Directors
                             ------------------

    SECTION 1. Powers. The business of the Corporation shall be managed and its corporate powers shall be exercised by its Board of Directors, except as otherwise provided by statute or by the Certificate of Incorporation.

    SECTION 2. Number. Until changed by resolution of the Directors at any time and from time to time, the Board at any time, shall consist of at least One (1) director but no more than Five (5) directors.

    SECTION 3. Election and Term of Office. Directors shall be elected at the annual meeting of shareholders, except as provided in Sections 4 and 5 of this Article. At each meeting of shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors. Each director shall hold office until the next succeeding annual meeting, or until his successor is elected and qualified, or until his earlier resignation by written notice to the Secretary of the Corporation, or until his removal from office.

    SECTION 4. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected until the next annual meeting of the shareholders. If there are no directors in office, then any officer or any shareholder or an executor, administrator, trustee or guardian of a shareholder or other fiduciary entrusted with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders for the purpose of electing a new Board of Directors.

    SECTION 5.     Removal. At a special meeting of the
shareholders, duly called expressly for that purpose as provided in these Bylaws, any director or directors, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors, may be removed from office, either with or without cause, and the remaining directors, in the manner provided in these Bylaws, shall fill any vacancy or vacancies created by such a removal.

    SECTION 6.     Place of Meetings. Meetings of the Board of
Directors of the Corporation, regular or special, may be held either within or without the State of Delaware.

    SECTION 7. Regular Meetings. The Board of Directors shall hold a regular meeting each year immediately after the annual meeting of the shareholders at the place where such meeting of the shareholders was held for the purpose of election of officers and for the consideration of any other business that may be properly brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such regular meeting shall be necessary.

    SECTION 8. Special Meetings. Special meetings of the Board of Directors may be called by any one (1) director, the Chairman of the Board or the President or Secretary on two (2) days' written notice to each director, either personally or by mail or by telegram. Notice of any special meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance by a director at a special meeting shall constitute a waiver of notice of such special meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such special meeting is not lawfully convened.

    SECTION 9. Quorum. A majority of all the directors shall constitute a quorum for the transaction of business. The affirmative vote of the majority of directors present at a meeting where a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors a majority of the directors present there at may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

    SECTION 10. Compensation. The Board of Directors shall have the authority to fix the compensation of directors, and the directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors. No such payment shall preclude any director from servicing the corporation in any other capacity and receiving compensation therefrom. Directors may set their own compensation for service as officers as well as for service as directors.

    SECTION 11. Executive Committee. The Board, by resolution passed by a majority of the whole Board, may designate from among its members an executive committee and one or more other committees, which committees, to the extent provided in such resolution, shall have and exercise any or all of the authority of the Board of Directors, except that no such committee shall have the authority to approve or recommend to the shareholders actions or proposals required by law to be approved by the shareholders, designate candidates for the office of director, fill vacancies on the Board of Directors or any committee thereof, amend the Bylaws, authorize or approve the re-acquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or authorize or approve the issuance or sale of, or any contract to issue or sell,, shares or designate the terms of a series of a class of shares, unless pursuant to a general formula or method specified by the Board of Directors, within specifications authorized by law.

    SECTION 12.    Presence at Meetings.  Members of the Board of
Directors or an executive committee shall be deemed present in person at a meeting of such Board or committee if a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other is used.

    SECTION 13. Written Consent. Any action of the Board of Directors or of any committee thereof, which is required or permitted to be taken at a regular or special meeting, may be taken without a meeting if consent in writing, setting forth the action so to be taken, signed by all of the members of the Board of Directors or of the committee, as the case may be, is in the minutes of the proceedings of the Board of Directors or committee.

                                 ARTICLE V
                                 Officers
                                 --------

    SECTION 1. Designation. The Corporation shall have a Chief Executive Officer, President, Secretary and a Chief Financial Officer/Treasurer, each of whom shall be elected by the Board of Directors. The Corporation also may have, at the discretion of the Board of Directors, a Chairman of the Board and one or more Vice Presidents (however titled). Assistant Secretaries and Assistant Chief Financial Officers/Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices.

    SECTION 2. Election. The officers of the Corporation, except such officers as may be elected in accordance with the provisions of
Section 3 or Section 5 of this Article, shall be elected annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified. Officers shall be elected by the affirmative vote of the majority of directors present at a meeting where a quorum is present.

    SECTION 3. Subordinate Officers. The Board of Directors may elect such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may determine from time to time.

    SECTION 4. Removal and Resignation. Any officer may be removed, either with or without cause, by the affirmative vote of the majority of directors present at any meeting where a quorum is present, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. Such removal shall be without prejudice to the contract rights, if any, of the persons so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
    Any officer may resign at any time by giving written notice to the Board of Directors, or to the Chairman of the Board, if one shall have been elected, or the Chief Executive Officer, President or Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    SECTION 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled by the Board of Directors for the unexpired portion of the term.

    SECTION 6.     Chairman of the Board.  The Chairman of the
Board, if there shall be such an officer, if present, shall preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or prescribed by these Bylaws.

    SECTION 7. Chief Executive Officer. The Chief Executive Officer shall be the Chairman, who shall have management powers of the corporation. His duties shall include but not be limited to administration of the corporation, presiding over shareholder meetings, general supervision of the policies of the corporation as well as general management. The Chairman shall execute contracts, mortgages, loans, and bonds under the seal of the corporation. The Chairman shall have such other duties and powers as determined by the Board of Directors by resolution. He shall preside at all meetings of the shareholders, and in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors. He shall be ex-officio a member of all the standing committees, if any, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

    SECTION 8. President. The President, subject to the control of the Chief Executive officer and the Board of Directors, shall have general supervision, direction and control of the business and affairs of the Corporation. He shall execute deeds, bonds, mortgages and other instruments on behalf of the Corporation, except where required or permitted by law to be signed and executed otherwise and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. He shall have such other powers and duties as may be prescribed by the Chief Executive Officer and/or the Board of Directors or these Bylaws.

    SECTION 9. Vice Presidents. The Vice Presidents, if any, shall have such powers and perform such duties as may be prescribed from time to time for them respectively by the Chairman of the Board, the Chief Executive Officer, the President, the Board of Directors or these Bylaws. In the absence of the President or in the event of his death, inability or refusal to act, the first elected Vice President or a designated Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

    SECTION 10. Secretary. The Secretary shall: (a) keep, or cause to be kept, a book of minutes at the registered or principal office, or such other place as the Board of Directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors, meetings, the number of shares present or represented at shareholders, meetings and the proceedings thereof; (b) give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by these Bylaws or by law to be given; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President,, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or by the Board of Directors. The Assistant Secretaries shall have the powers of the Secretary, as may be assigned to them by the Board of Directors and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

    SECTION 11. Chief Financial Officer. The Chief Financial Officer/Treasurer, if any, shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall be open at all reasonable times to inspection by any director.
    The Chief Financial Officer/Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation, shall render to the Chief Executive Officer, the President and any director, whenever requested, an account of all his transactions as Chief Financial Officer/Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws. As required by the Board of Directors, the Chief Financial Officer/Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Assistant Chief Financial Officers/Treasurers shall have the powers of the Chief Financial Officer/Treasurer, as may be assigned to them by the Board of Directors.


    SECTION 12. Compensation. The compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors, or by such officer or officers as said Board shall direct, and no officer shall be prevented from receiving such compensation by reason of the fact that he is or was a director of the Corporation.

                            ARTICLE VI
                       Certificates of Stock
                       ---------------------

    SECTION 1. Description. Every shareholder shall be entitled to have for each kind, class or series of stock held a certificate certifying the number of shares thereof held of record by him. All certificates for shares shall be consecutively numbered by class or otherwise identified. Certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation. The seal may be a facsimile, engraved or printed. Where such certificate is signed by a transfer agent or a registrar other than the Corporation itself, the signature of any of those officers named herein may be by facsimile.

In case any officer who signed, or whose facsimile signature has been used on, any certificate shall cease to be such officer for any reason before the certificate has been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

    SECTION 2. Lost Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed. The Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

    SECTION 3. Preferences. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the distinguishing characteristics of each class or series, including designations, the relative rights and preferences or limitations as regards dividend rates, redemption rights, conversion privileges, voting powers or restrictions or qualifications of voting powers, or such other distinguishing characteristics as shall be stated either in the Certificate of Incorporation or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors or a duly constituted executive committee shall be set forth in full on the face or back of the certificate which the Corporation shall issue to represent such kind, class or series of stock, provided that, in lieu of the foregoing requirements, said provisions may be either (a) summarized on the f ace or back of the certificate, or (b) incorporated by reference made on the face or back of the certificate where such reference states that a copy of said provisions, certified by an officer of the Corporation, will be furnished by the Corporation or its transfer agent, without cost, to and upon request of the certificate holder.


    SECTION 4. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of this Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

	SECTION 5.	Registered Shareholders.  The Corporation shall be
entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls, to the extent permitted by law, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to interest in such shares on the part of any other person, regardless of whether it shall have express or other notice thereof, except as otherwise provided by law.

                              ARTICLE VII
                           General Provisions
                           ------------------

    SECTION 1. Dividends. The Board of Directors, at any regular or special meeting thereof, subject to any restrictions contained in the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock in cash, property or


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its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent.

    SECTION 2. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may designate from time to time.

    SECTION 3. Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December.

    SECTION 4. Execution of Deeds, Contracts and Other Documents. Except as otherwise provided by the Certificate of Incorporation and the Board of Directors, all deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party may be executed on behalf of the Corporation by the Chairman of the Board, if one shall have been elected, the Chief Executive Officer, the President or one or more Vice Presidents, if any shall have been elected, and may be attested to and the corporate seal affixed thereto by the Secretary or Assistant Secretary. The Board of Directors may authorize the execution of deeds, mortgages and all other written contracts and agreements to which the Corporation may be a party by such other officers, assistant officers or agents, as may be selected by the said Chairman of the Board, Chief Executive Officer, or President from time to time and with such limitations and restrictions as said authorization may prescribe.

                            ARTICLE VIII
                        Amendment to-Bylaws
                        -------------------

    These Bylaws may be altered, amended, repealed or added to by the vote of a majority of the Board of Directors present at any regular meeting of the said Board, or at a special meeting of the directors called for that purpose, provided a quorum of the directors is present at such meeting, unless reserved to the shareholders by the Certificate of Incorporation. These Bylaws, and any amendments thereto, and new Bylaws added by the directors, may be amended, altered or repealed by the shareholders and the shareholders may prescribe in any Bylaw made by them that such Bylaw shall not be altered, amended or repealed by the Board of Directors.

                             ARTICLE IX
                          Indemnification
                          ---------------

    SECTION 1. General. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgments, fines, amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, including any appeal thereof, if he acted in good faith in a manner he reasonably believed to be in, or not opposed to the best interests of the Corporation, and with respect to


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any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contenders or its equivalent shall not create, of itself, a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    SECTION 2. Expenses. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 above, or in any defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys fees, actually and reasonably incurred by him in connection therewith.

    SECTION 3. Standard of Conduct. Any indemnification shall be made hereunder only if a determination is made that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 above. Such determination shall be made either (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) by the shareholders who were not parties to such action, suit or proceeding. If neither of the above determinations can occur because the Board of Directors consists of a sole director or the Corporation is owned by a sole shareholder, then the sole director or sole shareholder shall be allowed to make such determination.

    SECTION 4. Advance Expenses. Expenses incurred in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 3 above upon receipt of any undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

    SECTION 5. Benefit. The indemnification provided by this Article shall be in addition to the indemnification rights provided pursuant to General Corporation Law of the State of Delaware, and shall not be deemed exclusive of any other rights to which any person seeking indemnification may he entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

    SECTION 6. Insurance. The Corporation shall be empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.


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    SECTION 7.     Affiliates. For the purposes of this Article,
references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

    SECTION 8. Survival. Upon the death of any person having a right to indemnification under this Article, such right shall inure to his heirs and legal representatives. In addition, such heirs and legal representatives shall be entitled to indemnification, under the terms of this Article, against all expenses (including attorney's fees, judgments, fines and amounts paid in settlement) imposed upon or reasonably incurred by them in connection with any claim, action, suit or proceeding described in the foregoing Section 1 on account of such deceased person.

                              ARTICLE X
                             Severability

    The provisions of these Bylaws shall be separable each from any and all other provisions of these Bylaws, and if any such provision shall be adjudged to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, or the powers granted to this Corporation by the Certificate of Incorporation or Bylaws.



(CORPORATE SEAL)



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